                                                                      EXHIBIT 21

         The following table sets forth certain information, as of March 27, 1995, with respect to the subsidiaries of the Company, other than certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                                                     Percentage of
                                                                     voting securities      State or other
                                                                     owned by its           jurisdiction in
                                                                     immediate parent       which incorporated
                                                                     -----------------      ------------------
Subsidiaries of the Company:
   Haifa Chemicals Ltd.                                                100%(1)                Israel
     Haifa Chemicals South, Ltd.                                       100%                   Israel
     Hi-Chem (UK) Ltd.                                                 100%                   United Kingdom
     Hi-Chem S.A.                                                      100%                   Belgium
     Fertilizantes Quimicos, S.A.                                      100%                   Spain
     Hi-Agri S.R.L.                                                    100%(2)                Italy
     Duclos International S.A.                                          80%                   France
   Eddy Potash, Inc.                                                   100%                   Delaware
   Nine West Corporation                                               100%                   Delaware
     Cedar Chemical Corporation                                        100%                   Delaware
       New Mexico Potash Corporation                                   100%                   New Mexico
       Vicksburg Chemical Company                                      100%                   Delaware

(1)  Including approximately 7% owned by Trans-Resources (Israel) Ltd.

(2)  Including approximately 5% owned by Haifa Chemicals South, Ltd.


                                E - 7